UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549

                               FORM 8-K

         CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                    SECURITIES EXCHANGE ACT OF 1934


  Date of Report (date of earliest event reported): January 19, 1999


                          FACTUAL DATA CORP.
        (Exact name of registrant as specified in its charter)



         Colorado                 0-24205               84-1449911
     (State or other         (Commission File        (I.R.S. Employer
     jurisdiction of              Number)           Identification No.)
    incorporation or
      organization)


                              5200 Hahns Peak Drive
                          Fort Collins, Colorado 80538
                    (Address of principal executive offices)



                                 (970) 663-5700
              (Registrant's telephone number, including area code)



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ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

On January 19, 1999, Factual Data Corp. (the "Company") closed its acquisition of the assets of Premier Mortgage Credit Services, Inc. ("Premier") pursuant to an Asset Purchase Agreement (the "Agreement"). The Company and its franchisees and licensees provide information services, including mortgage credit reports, to mortgage and consumer lenders, employment screening services ("EMPfacts") and credit and tenant screening services ("QUICKpeek Tenant"). Premier is headquartered in Schaumburg, Illinois and operates in Illinois, Georgia, Arizona, Colorado, New Jersey, Pennsylvania and Iowa.

Pursuant to the Agreement, the Company acquired the assets of Premier and obtained five year non-competition agreements with its two shareholders and a key employee. The total consideration paid to Premier and these persons was $477,000 in the form of $238,500 cash and $238,500 in promissory notes payable over twelve quarters commencing March 31, 1999 with interest at 8% per annum.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

      (a) Although the acquisition meets the 10% materiality test for purposes of Item 2 of this Report, none of the tests in Item 310(c) of Regulation S-B were exceeded, hence no historical financial statements of the business acquired are included herein.

      (b) None of the tests set forth in Rule 310(d) of Regulation S-B were exceeded, hence no pro forma financial statement information is included herein.

      (c)  Exhibits.

           2.1  Asset  Purchase  Agreement  between  Factual Data Corp.
                and  Premier  Mortgage  Credit  Services,   Inc.  dated
                January 19, 1999.


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                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    FACTUAL DATA CORP.



Date:  January 26, 1999                   By:    /s/ Jerald H. Donnan
                                             --------------------------
                                                     Jerald H. Donnan,
                                                     Chief Executive Officer


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